As filed with the Securities and Exchange Commission on January 28, 2010

Investment Company Act File No. 811-09633

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 13

(Check appropriate box or boxes)	☒

Global Financial Services Master LLC

(Exact Name of Registrant as Specified in Charter)

55 East 52nd Street
New York, New York 10055
(Address of Principal Executive Offices)

800-441-7762

(Registrant’s Telephone Number, Including Area Code)

Anne F. Ackerley
Global Financial Services Master LLC

55 East 52nd Street
New York, New York 10055
United States of America
(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:	Howard B. Surloff, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, New York 10019-6018	New York, New York 10055
Attention: Frank P. Bruno, Esq.

EXPLANATORY NOTE

     This Registration Statement has been filed by Global Financial Services Master LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

     The Master LLC is part of a master-feeder structure. Global Financial Services Portfolio (the “Portfolio”) is a separate portfolio (i.e. series) of the Master LLC. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 14 of the Registration Statement on Form N-1A (Securities Act File No. 333-80061 and Investment Company Act File No. 811-09375) of BlackRock Global Financial Services Fund, Inc. (the “Fund”), filed on January 28, 2010, as amended to date (the “Fund’s Registration Statement”). Part A of the Fund’s Registration Statement includes the prospectus of the Fund.

     To date, the Fund invests all of its assets in interests of the Portfolio. The Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.” The Fund is the only Feeder Fund that currently invests in the Portfolio.

PART A

January 29, 2010

GLOBAL FINANCIAL SERVICES MASTER LLC

     Responses to Items 1, 2, 3, 4, and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.    Management

(a) Investment Manager

     The Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock”) and the sub-advisers are BlackRock Investment Management, LLC (“BIM”) and BlackRock International Limited (“BIL”). Where applicable, BlackRock refers also to the Portfolio’s sub-adviser.

(b) Portfolio Manager

Name	Since	Title
Lisa Walker, CFA, CPA	2009	Director of BlackRock, Inc.

Item 6.    Purchase and Sale of Master LLC Interests

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.    Tax Information

     The Portfolio intends to operate as a partnership for Federal income tax purposes. If the Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Portfolio will not be subject to any Federal income tax.

Item 8.    Financial Intermediary Compensation

     Not applicable.

Item 9.    Investment Objective, Principal Investment Strategies and Related Risks.

(a)  Investment Objective.

     The investment objective of the Portfolio is capital appreciation. In other words, the Portfolio tries to choose investments that will increase in value.

(b)  Implementation of Investment Objective.

     Investment Process

     In managing the Portfolio, Portfolio management will focus primarily on industry allocation and stock selection. That is, Portfolio management will attempt to identify industries within the financial services sector that Portfolio management believes may outperform the market generally. Portfolio management chooses individual investments within a financial service industry based on fundamental financial analysis, and seeks to identify companies that are undervalued relative to the Portfolio’s assessment of their future earnings potential.

     Portfolio management considers a variety of factors when choosing investments for the Portfolio, such as:

•	emphasizing industries within the financial services sector that Portfolio management believes may outperform the sector generally;

•	identifying financial services companies that are undervalued relative to the Portfolio’s assessment of their future earning potential;

•	identifying companies with strong management, above-average per share earnings growth, high returns on capital, pricing flexibility, promising new products or leading market positions that the Portfolio believes have better prospects for earnings than are anticipated by other investors;

•	identifying companies in consolidating financial services industries that Portfolio management believes may benefit from consolidation; and

•	identifying financial services companies that have the potential to prosper from deregulation or technological innovation.

     The Portfolio may invest in companies in emerging markets, but Portfolio management anticipates that a substantially greater portion of the Portfolio’s investments will be in companies in developed markets. Currently, Portfolio management anticipates that the Portfolio will invest more of its assets in U.S. securities than in securities of any other single country.

     The Portfolio has no minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objective.

     Under normal circumstances, the Portfolio invests at least 80% of its assets in equity securities of U.S. and foreign financial services companies. This policy is a non-fundamental policy of the Portfolio and may only be changed with 60 days’ prior notice to shareholders. The Portfolio considers a “financial services” company to be one that, in the most recent fiscal year, derived at least 50% of its revenues or earnings from, or devoted at least 50% of its assets to, financial services. Financial services include banking, mortgage lending and servicing, securities and commodities trading, investment management, insurance, real estate, providing financial guarantees, leasing, credit card servicing and lending.

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     The Portfolio will invest primarily in equity securities. Equity securities consist of:

•	Common and preferred stock;

•	Convertible securities; and

•	Derivatives, which are financial instruments such as futures, forwards and options, the value of which is based on an index, common stock, a group of common stocks or currency.

     The Portfolio will focus on investing in common stock.

     The Portfolio may invest in companies of any size, but Portfolio management anticipates that it will focus mainly on large and medium-sized companies with market capitalizations greater than $1 billion.

     As a global financial services fund, the Portfolio will make investments throughout the world. Under normal market conditions, the Portfolio anticipates that it will allocate a substantial amount (approximately 40% or more — unless market conditions are not deemed favorable by BlackRock, in which case the Portfolio would invest at least 30%) of its total assets in securities (i) of foreign government issuers, (ii) of issuers organized or located outside the U.S., (iii) of issuers which primarily trade in a market located outside the U.S. or (iv) of issuers doing a substantial amount of business outside the U.S., which the Portfolio considers to be companies that derive at least 50% of their revenue or profits from businesses outside the U.S. or have at least 50% of their sales or assets outside the U.S. The Portfolio will allocate its assets among various regions and countries, including the U.S. (but in no fewer than three different countries). For temporary defensive purposes, the Portfolio may deviate very substantially from the allocation described above.

     The Portfolio may use derivatives for hedging purposes, including anticipatory hedges, and to seek increased return. Derivatives may be volatile and subject to liquidity, leverage and credit risks.

     The Portfolio may engage in currency transactions to seek to hedge against the risk of loss from changes in currency exchange rates, but Portfolio management cannot guarantee that it will be able to enter into such transactions or that such transactions will be effective. The Portfolio is not required to hedge and may choose not to do so.

     Other Strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies including the following:

     Affiliated Money Market Funds — The Portfolio may invest uninvested cash balances in affiliated money market funds.

     Borrowing — The Portfolio may borrow from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

     Debt Securities — The Portfolio may invest in debt securities that are rated below investment grade, which are commonly known as junk bonds. The Portfolio will limit its investments in junk bonds to no more than 5% of its total assets. The Portfolio may also invest up to 20% of its assets in non-convertible debt securities under normal circumstances and may invest a greater percentage of its assets in non-convertible debt securities on occasion as a temporary defensive measure. The Portfolio may also invest in longer-term non-convertible debt securities when Portfolio management finds these investments to have capital appreciation opportunities equal to or greater than equities.

     Depositary Receipts — The Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Portfolio may invest in unsponsored depositary receipts.

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     Illiquid/Restricted Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

     Indexed Securities — The Portfolio may invest in securities the potential return of which is based on the change in a specified interest rate or equity index (an “indexed security”). For example, the Portfolio may invest in a security that pays a variable amount of interest or principal based on the current level of a securities index, such as the Dow Jones Financial Industry Index.

     Investment Companies — The Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.

     Rights — The Portfolio may purchase securities pursuant to the exercise of subscription rights, which allow an issuer’s existing shareholders to purchase additional common stock at a price substantially below the market price of the shares.

     Securities Lending — The Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral.

     Short-term Securities — The Portfolio will normally invest a portion of its assets in short-term debt securities, such as commercial paper. Short-term debt securities can be sold easily and have limited risk of loss, but earn only limited returns. The Portfolio invests in short-term debt securities in order to achieve short-term earnings when the Portfolio is unable to find enough attractive long-term investments; to reduce exposure to equities when Portfolio management believes it is advisable to do so; and to be able to meet redemptions, if necessary.

     Standby Commitment Agreements — Standby commitment agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Portfolio at the option of the issuer.

     Temporary Defensive Strategies — The Portfolio may invest up to 20% of its assets in nonconvertible debt securities under normal circumstances, and may invest a greater percentage of its assets in nonconvertible fixed income securities on occasion as a temporary defensive measure. The Portfolio will normally invest a portion of its assets in short-term debt securities, such as commercial paper. Short-term debt securities can be sold easily and have limited risk of loss, but earn only limited returns. The Portfolio invests in short-term debt securities in order to achieve short-term earnings when the Portfolio is unable to find enough attractive long-term investments; to reduce exposure to equities when Portfolio management believes it is advisable to do so; and to be able to meet redemptions, if necessary. The Portfolio may as a temporary defensive measure invest without limitation in cash or cash equivalents and investment grade, short-term securities, including money market instruments denominated in U.S. dollars or foreign currencies. Short-term investments and temporary defensive positions can be easily sold and have limited risk of loss but may prevent the Portfolio from meeting its investment objective during temporary periods.

     Warrants — A warrant gives the Portfolio the right to buy stock. A warrant is an instrument that conveys the right (but not the obligation) to buy a specified amount of underlying stock at a purchase (or “exercise”) price prior to the date the warrant expires. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Portfolio has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Portfolio is able to exercise it or sell it before it expires.

     When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

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   (c)  Risks

     Set forth below is a summary discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time. Investors may lose money investing in the Portfolio. An investment in the Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

     Set forth below are the main risks of investing in the Portfolio.

     Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

     Derivatives Risk — The Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for the Portfolio to value accurately. The Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

     Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Also, there may be less publicly available information about issuers and such issues may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

     Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

     Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. government allows or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

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     Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

     Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Portfolio could decline if the financial condition of the companies the Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

     Financial Services Industry Risk — When interest rates go up, the value of securities issued by many types of financial services companies generally goes down. In many countries, financial services and the companies that provide them are regulated by governmental entities, which can increase costs for new services or products and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of financial services companies has resulted in increased competition and reduced profitability for certain companies.

     The profitability of many types of financial services companies may be adversely affected in certain market cycles, including periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, a large portion of the Portfolio’s investments may lose value during such periods.

     Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Portfolio will lose money. In particular, the Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

     Certain Risks of Holding Portfolio Assets Outside the United States — The Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

     Currency Risk — Securities and other instruments in which the Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

     Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

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     Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Portfolio’s investments.

     Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. They also may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

     Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

     At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

     Geographic Concentration Risk — From time to time the Portfolio may invest a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The Portfolio’s investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.

     Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests may go down in value including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

     Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

     Sector Risk — Sector risk is the risk that the Portfolio’s concentration in the securities of companies in a specific market sector or industry will cause the Portfolio to be more exposed to the price movements of companies in and developments affecting that sector than a more broadly diversified fund. Because the Portfolio invests primarily in one sector, there is the risk that the Portfolio will perform poorly during a downturn in that sector.

     Small Cap Securities Risk — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Portfolio's investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

     The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer term view.

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     The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

     Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return.

     Debt Securities Risk — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

     Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

     Expense Risk — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

     Illiquid Securities Risk — If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Indexed Securities Risk — Certain indexed securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.

     Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, shareholders bear both their proportionate shares of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

     Junk Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Portfolio. The major risks in junk bond investments include:

  Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

  Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

  Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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  Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

  Junk bonds may be less liquid than higher-rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Portfolio’s securities than is the case with securities trading in a more liquid market.

  The Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

     The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

     Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the Portfolio to greater risk and increase its costs. To mitigate leverage risk, the Portfolio management team will segregate liquid assets on the books of the Portfolio or otherwise cover the transactions. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of the Portfolio’s portfolio will be magnified when the Portfolio uses leverage.

     Restricted Securities Risk — Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

     Rights Risk — The failure to exercise subscription rights to purchase common stock would result in the dilution of the Portfolio’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Portfolio may not always realize full value on the sale of rights.

     Rule 144A Securities Risk — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

     Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

     Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the Portfolio buys will lose value prior to its delivery to the Portfolio and will no longer be worth what the Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

     Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Portfolio loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

     When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d)  Portfolio Holdings.

     For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

9

Item 10.    Management, Organization and Capital Structure.

(a)(1)  Manager

     BlackRock is the manager to the Master LLC and manages the Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While BlackRock is ultimately responsible for the management of the Portfolio, it is able to draw upon the trading research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. BlackRock is an indirect, wholly owned subsidiary of BlackRock, Inc.

     The Master LLC, on behalf of the Portfolio, has entered into a management agreement (the “Management Agreement”) with BlackRock under which the Portfolio pays BlackRock a fee at the annual rate of 0.40% of the Portfolio's average daily net assets.

     For the fiscal year ended September 30, 2009, BlackRock received a fee, net of any applicable waivers, at the annual rate of 0.40% of the Master Portfolio’s average daily net assets.

     BlackRock has a separate sub-advisory agreement (each, a “Sub-Advisory Agreement”) with respect to the Master Portfolio with each of BIM and BIL (collectively, the “Sub-Advisers”), pursuant to which each Sub-Adviser receives for the services it provides, a monthly fee at an annual rate equal to a percentage of the management fee paid to BlackRock under the Management Agreement. The Sub-Advisers are responsible for the day-to-day management of the Portfolio.

     BlackRock was organized in 1994 to perform advisory services for investment companies. BIM is a registered investment adviser and a commodity pool operator organized in 1999. BIL is a registered investment adviser organized in 1995. BlackRock and its affiliates had approximately $3.346 trillion in investment company and other portfolio assets under management as of December 31, 2009.

     A discussion of the basis for the Board of Directors’ approval of the Management Agreement with BlackRock and the sub-advisory agreements between BlackRock and each Sub-Adviser are included in the Fund’s annual shareholder report for the fiscal year ended September 30, 2009.

10

     Conflict of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch & Co., Inc., and its affiliates, including Bank of America Corporation (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Portfolio and its shareholders. BlackRock and its Affiliates or t he Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the funds. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolio. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Portfolio directly and indirectly invests. Thus, it is likely that the Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Portfolio and may result in an Affiliate or an Entity having positions that are adverse to those of the Portfolio. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolio. As a result, an Affiliate or an Entity may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolio’s investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolio may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolio. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolio. The Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolio may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Portfolio also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolio or who engage in transactions with or for the Portfolio, and may receive compensation for such services. The Portfolio may also make brokerage and other payments to Affiliates or Entities in connection with the Portfolio’s portfolio investment transactions.

     Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC, on behalf of the Portfolio, has retained an Affiliate of BlackRock to serve as the securities lending agent for the Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Portfolio may lend its portfolio securities under the securities lending program.

     The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Portfolio and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

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(a)(2)  Portfolio Manager(s).

     Information about the Portfolio’s portfolio manager appears below:

Portfolio Manager	Primary Role	Since	Title and Recent Biography

Lisa Walker, CFA, CPA	Primarily responsible for the day-to-day management of the Portfolio’s portfolio including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2009	Director of BlackRock, Inc. since 2009; Vice President of BlackRock, Inc. from 2006 to 2008; Vice President of Merrill Lynch Investment Managers, L.P. from 2005 to 2006.

     For more information about the portfolio manager, including other accounts managed, compensation, ownership of Portfolio shares, and possible conflict of interest, please see Part B of this registration statement.

(a)(3) Legal Proceedings. Not applicable.

(b)  Capital Stock.

     Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote.

     The Master LLC is organized as a Delaware limited liability company and currently consists of one portfolio. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

     Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11.    Shareholder Information.

(a)  Pricing of Interests in the Master LLC

     The Portfolio’s assets and liabilities are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. The Portfolio values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Short-term debt securities with remaining maturities of sixty days or less are valued on the basis of amortized cost.

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     Generally, trading in foreign securities, U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times.

     When market quotations are not readily available or are not believed by BlackRock to be reliable, the Portfolio’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Portfolio. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

     Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Portfolio’s net asset value.

     The Portfolio may accept orders from certain authorized financial intermediaries or their designees. The Portfolio will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

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(b)  Purchase of Interests in the Portfolio.

     Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Portfolio.

     The Portfolio reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c)  Redemption of Interests in the Portfolio.

     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interest holders.

(d)  Dividends and Distributions. Not applicable.

(e)  Frequent Purchase and Redemption of Master LLC Interests.

     The Portfolio does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Portfolio is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Portfolio may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short Term Trading Policy” in Part A of the Fund’s Registration Statement for more information.

(f)  Tax Consequences.

     The Master LLC intends to operate as a partnership for Federal income tax purposes. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, and the regulations promulgated thereunder.

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Item 12.    Distribution Arrangements.

(a)  Sales Loads. Not applicable.

(b)  12b-1 Fees. Not applicable.

(c)  Multiple Class and Master/Feeder Funds.

     The Master LLC is part of a “master/feeder” structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

     A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Fund’s Registration Statement under “Account Information — Master/Feeder Structure.”

     The Master LLC’s placement agent is BlackRock Investments, LLC.

15

PART B

January 28, 2010

GLOBAL FINANCIAL SERVICES MASTER LLC

Item 14.    Cover Page and Table of Contents.

     This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Global Financial Services Master LLC (the “Master LLC”), dated January 28, 2010, as it may be revised from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 441-7762, or write to the Master LLC at P.O. Box 9819 Providence, Rhode Island, 02906. The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

     As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 14 of the Registration Statement on Form N-1A (Securities Act File No. 333-80061 and Investment Company Act File No. 811-09375) of BlackRock Global Financial Services Fund, Inc. (the “Fund”), filed on January 28, 2010 as amended to date (the “Fund’s Registration Statement”). Part A of the Fund’s Registration Statement includes the prospectus of the Fund. Part B of the Fund’s Registration Statement includes the Statement of Additional Information of the Fund.

     The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

Item 15.    Master LLC History.

     The Master LLC was organized on August 19, 1999 as a statutory business trust under the laws of the State of Delaware. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from Global Financial Services Master Trust to Global Financial Services Master LLC. Global Financial Services Portfolio (the “Portfolio”) is a series of the Master LLC.

Item 16.    Description of the Master LLC and Its Investments and Risks.

     The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the Fund’s Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Fund’s Registration Statement.

     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Disclosure of Portfolio Holdings” in Part II of Part B of the Fund’s Registration Statement.

Item 17.    Management of the Master LLC.

(a) Management Information.

     Biographical Information. Certain biographical and other information relating to the non-interested Directors is set forth below, including their year of birth, their principal occupations for at least the last five years, length of time served, the total number of registered investment companies and investment portfolios overseen in the complex of funds advised by BlackRock or its affiliates (“BlackRock-advised Funds”) and any public directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length Time Served(b)	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Non-Interested Directors(a)

David O. Beim(c) 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman, Wave Hill Inc. (public garden and culture center) from 1990 to 2006.	36 RICs consisting of 106 Portfolios	None

Ronald W. Forbes(d) 55 East 52nd Street New York, NY 10055 1940	Director	2000 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	36 RICs consisting of 106 Portfolios	None

Dr. Matina Horner(e) 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	36 RICs consisting of 106 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson(d) 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, The Committee of Seventy (civic) since 2006.	36 RICs consisting of 106 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director of Cerego, LLC (software development and design) since 2005.	36 RICs consisting of 106 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2000 to present	Professor, Harvard University Business School since 1989; Director, Harvard University Business School Publishing since 2005; Director, McLean Hospital since 2005.	36 RICs consisting of 106 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length Time Served(b)	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Joseph P. Platt, Jr.(f) 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, the West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investment) since 1998; Partner, Amma Corporation, LLC (private investment company) from 2002 to 2008.	36 RICs consisting of 106 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	36 RICs consisting of 106 Portfolios	None

Toby Rosenblatt(g) 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Trustee, State Street Research Mutual Funds from 1990 to 2005; Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.	36 RICs consisting of 106 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish(h) 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member, Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	36 RICs consisting of 106 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005, Director, Alkon Corporation (pneumatics) since 1992; Director, Indotronix International (IT services) since 2004; Director, Tippman Sports (recreation) since 2005.	36 RICs consisting of 106 Portfolios	None

Interested Directors(a)(i)

Richard S. Davis 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.	173 RICs consisting of 304 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length Time Served(b)	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in BlackRock fund complex from 1989 to 2006.	173 RICs consisting of 304 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board of Directors has approved one-year extensions in terms of Directors who turn 72 prior to December 31, 2013.
(b)	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.
(c)	Chair of the Performance Committee.
(d)	Co-Chair of the Board of Directors.
(e)	Chair of the Governance Committee.
(f)	Chair of the Compliance Committee.
(g)	Vice Chair of the Performance Committee.
(h)	Chair of the Audit Committee.
(i)	Mr. Davis is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. as well as his ownership of BlackRock, Inc. and PNC Financial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised Funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served(a)	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Anne F. Ackerley 55 East 52nd Street New York, NY 10055 1962	President and Chief Executive Officer	2009 to present	Managing Director of BlackRock, Inc. since May 2000; Vice President of the BlackRock advised Funds from 2007 to 2009; Chief Operating Officer of Black Rock’s Global Client Group (GCG) since 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group from 2006 to 2009; Head of Black Rock’s Mutual Fund Group from 2000 to 2006.	173 RICs consisting of 304 Portfolios	None

Jeffrey Holland, CFA 55 East 52nd Street New York, NY 10055 1971	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.	71 RICs consisting of 204 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served(a)	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development since 2009 and Co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	173 RICs consisting of 304 Portfolios	None

Brian Schmidt 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003: Director from 2001 to 2003, Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	71 RICs consisting of 204 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc., formerly PFPC Inc. from 1992 to 2006.	173 RICs consisting of 304 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Management, L.P. (“MLIM”) and Fund Asset Management L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	173 RICs consisting of 304 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	173 RICs consisting of 304 Portfolios	None

Howard Surloff 55 East 52nd Street New York, NY 10055 1965	Secretary	2007 to present	Managing Director and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management, LP from 1993 to 2006.	173 RICs consisting of 304 Portfolios	None

(a)	Officers of the Master LLC serve at the pleasure of the Board of Directors.

(b) Board of Directors

     The Board of Directors (the “Board”) of the Master LLC consists of thirteen individuals (each, a “Director”), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The BlackRock-advised Funds are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds, the Equity-Liquidity Complex and the Equity-Bond Complex, and one complex of exchange-traded funds (each complex, a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

      The Board has five standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee.

      The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditors any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; and (7) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal period ended September 30, 2009, the Audit Committee met seven times.

     The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC interestholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal period ended September 30, 2009, the Governance Committee met four times.

      The members of the Compliance Committee (the “Compliance Committee”) are Joseph Platt, Jr. (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal period ended September 30, 2009, the Compliance Committee met eight times.

     The members of the Performance Oversight and Contract Committee (the “Performance Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are non-interested Directors. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. During the fiscal period ended September 30, 2009, the Performance Committee met four times.

The members of the Executive Committee (the “Executive Committee”) are Ronald W. Forbes, Rodney D. Johnson and Richard S. Davis. Messrs. Forbes and Johnson are non-interested Directors and Mr. Davis is an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board of Directors, (2) act on such matters as may require urgent action between meetings of the Board of Directors, and (3) exercise such other authority as may from time to time be delegated to the Committee by the Board of Directors. The Board has adopted a written charter for the Executive Committee. For the fiscal period ended September 30, 2009, the Executive Committee met three times.

The boards of the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes established the Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the Board members serving on the Boards of these three BlackRock Fund Complexes. Messrs. Forbes and Johnson, non-interested Board members, are members of the Product Pricing Committee representing the Equity-Liquidity Complex. Mr. Gabbay, an interested Board member of the BlackRock-advised Funds in the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes, is also a member of the Product Pricing Committee. One non-interested board member representing the Closed-End BlackRock Fund Complex and five non-interested board members representing the Equity-Bond Complex, serve on the Committee, including Jack O’Brien, who serves as Chair of the Product Pricing Committee. The purpose of the Committee is to review the components and structure of the non-money market funds in the BlackRock Fund Complexes. The Committee was formed on June 4, 2009, and did not meet for the period from June 4, 2009 through September 30, 2009.

       (b) Share Ownership

       Information relating to each Director’s interest ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2009 is set forth in the chart below:

Name of Director (b)	Aggregate Dollar Range of Equity Securities in the Master LLC (a)	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Richard S. Davis	N/A	Over $100,000
Henry Gabbay	N/A	Over $100,000
Non-Interested Directors:
David O. Beim	N/A	Over $100,000
Ronald W. Forbes	N/A	Over $100,000
Dr. Matina Horner	N/A	Over $100,000
Rodney D. Johnson	N/A	Over $100,000
Herbert I. London	N/A	$50,001–$100,000
Cynthia A. Montgomery	N/A	Over $100,000
Joseph P. Platt, Jr.	N/A	Over $100,000
Robert C. Robb, Jr.	N/A	Over $100,000
Toby Rosenblatt	N/A	Over $100,000
Kenneth L. Urish	N/A	$50,001–$100,000
Frederick W. Winter	N/A	Over $100,000

(a)	Interests of the Master LLC are not publicly offered.

       As of December 31, 2009, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of the Master LLC. As of December 31, 2009, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of BlackRock.

       (c) Compensation of Directors

       Each Director who is a non-interested Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in-person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Boards of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance Committees and Performance Committees and the Vice-Chair of the Performance Committees are each paid an additional annual retainer of $25,000. The Chair of the Joint Product Pricing

Committee, who oversees funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes.

        Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case by case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the non-interested board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

       Each of the non-interested Directors and Mr. Gabbay agreed to a 10% reduction in their compensation described above for service during the period May 1, 2009 through December 31, 2009.

       The following table sets forth the compensation earned by the non-interested Directors for the fiscal year ended September 30, 2009, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2009.

Name	Compensation from the Master LLC	Pension or Retirement Benefits Accrued as Part of Master LLC Expenses	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds(a)
Non-Interested Directors
David O. Beim(b)	$1,555	None	$283,750
Ronald W. Forbes(c)	$1,565	None	$302,750
Dr. Matina Horner(d)	$1,555	None	$283,750
Rodney D. Johnson(c)	$1,565	None	$302,750
Herbert I. London	$1,542	None	$260,000
Cynthia A. Montgomery	$1,542	None	$260,000
Joseph P. Platt, Jr.(e)	$1,555	None	$283,750
Robert C. Robb, Jr.	$1,542	None	$260,000
Toby Rosenblatt(f)	$1,280	None	$261,250
Kenneth L. Urish(g)	$1,555	None	$283,750
Frederick W. Winter	$1,542	None	$260,000
Interested Director
Henry Gabbay(h)	$910	None	$441,563

(a)	For the number of BlackRock-advised funds from which each non-interested Director receives compensation, see the Biographical Information chart beginning on page 4.
(b)	Chair of the Performance Committee.
(c)	Co-Chair of the Board of Directors.
(d)	Chair of the Governance Committee.
(e)	Chair of the Compliance Committee.
(f)	Vice-Chair of the Performance Committee.
(g)	Chair of the Audit Committee.
(h)	Mr. Gabbay began receiving compensation for his service as a Director effective January 1, 2009. Mr. Davis receives no compensation for his service as a Director.

(d)  Sales Loads. Not Applicable

(e)  Codes of Ethics.

     The Master LLC, the Fund, BlackRock, the Sub-Advisers and BlackRock Investments, LLC (“BRIL” or the “Placement Agent”) each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f)  Proxy Voting Policies.

     Information relating to the Master LLC proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Fund’s Registration Statement.

Item 18.    Control Persons and Principal Holders of Securities.

(a)  Control Persons.

See Item 18(b).

(b)  Principal Holders.

      As of the date of this Registration Statement, the Fund, a Maryland corporation, beneficially owned 100% of the outstanding interests of the Master LLC and may be deemed to control the Master LLC.

     All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a portfolio or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the shareholders of separate portfolios vote together; they generally vote separately by portfolio on other matters.

(c)  Management Ownership.

     As of December 31, 2009, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC.

Item 19.    Investment Advisory and Other Services.

     The following information supplements and should be read in conjunction with Item 10 of the Master LLC’s Part A.

     Information relating to the investment management and other services provided to the Portfolio or on behalf of the Portfolio is incorporated herein by reference from Part A of the Fund’s Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part IV of Part B and “Management and Other Service Arrangements” in Part II of Part B of the Fund’s Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Fund’s Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the Fund’s Registration Statement
Item 19(a)	Part B - Part I: Management and Advisory Arrangements[1] Part B - Part II: Management and Other Service Arrangements[2]

Item 19(c)	Part B - Part I: Management and Advisory Arrangements[1] Part B - Part II: Management and Other Service Arrangements[2]

Item 19(d)	Part B - Part I: Management and Advisory Arrangements[1]

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Part A - Back Cover

Part B - Part II: Management and Other Service Arrangements[2]

1	Excluding the subsection entitled “Other Service Arrangements — Transfer Agency Services.”
2	Excluding the subsections entitled “Other Service Arrangements — Transfer Agency Services” and “— Distribution Expenses.”

Principal Underwriter

     BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as Placement Agent for the Master LLC pursuant to a Placement Agent Agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as the Placement Agent for the Master LLC.

Item 20.    Portfolio Manager(s).

     Lisa Walker, CFA, CPA is the Portfolio’s portfolio manager and is primarily responsible for the day-to-day management of the Portfolio’s portfolio and the selection of its investments. Information about the portfolio manager’s compensation, other accounts she manages and her ownership of Fund shares is incorporated herein by reference to the section entitled “Management and Other Service Arrangements” in Part I of Part B of the Fund’s Registration Statement.

Item 21.    Brokerage Allocation and Other Practices.

     Information relating to brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Fund’s Registration Statement. Information relating to portfolio turnover is incorporated herein by reference to the section entitled “Fund Overview — Fees and Expenses of the Fund” in Part A of the Fund’s Registration Statement.

Item 22.    Capital Stock and Other Securities.

     The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors are authorized to issue interests in each portfolio of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the portfolio in which they have invested. Upon liquidation or dissolution of a portfolio, investors are entitled to share in proportion to their investment in such portfolio’s net assets available for distribution to its investors. Interests in a portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a portfolio generally may not be transferred.

     Each investor is entitled to a vote in proportion to the amount of its interest in a portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in any portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. The Master LLC will hold annual meetings when required to under the Investment Company Act or other applicable law.

     A portfolio shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the portfolio, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in such portfolio, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders in such portfolio. The Master LLC shall be dissolved upon the dissolution of the last remaining portfolio.

     The limited liability company agreement of the Master LLC provides that obligations of the Master LLC and the Portfolio are not binding upon the Directors individually but only upon the property of the Portfolio and that the Directors will not be liable for any action or failure to act, but nothing in the limited liability company agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The limited liability company agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its Holders, directors, officers, employees and agents covering possible tort and other liabilities.

     The Master LLC currently consists of one portfolio. The Master LLC reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, holders of each portfolio participate equally in the earnings and assets of the particular portfolio. Holders of each portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but holders of all portfolios vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a portfolio, the holders of such portfolio are entitled to share in proportion to their investment in the net assets of such portfolio available for distribution to holders.

Item 23.    Purchase, Redemption and Pricing of Securities.

     The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a)  Purchase of Interests in the Portfolio.

     The aggregate net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day the Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     The aggregate net asset value of the Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to BlackRock, are accrued daily. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business on the NYSE or the next determination of the aggregate net asset value of the Portfolio.

     Equity securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ Stock Market are valued at the last sale price or official closing price on the NYSE, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services in accordance with a valuation policy approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

     Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless BlackRock believes that this method no longer produces fair valuations.

     Repurchase agreements are valued at cost plus accrued interest. The Portfolio employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

     Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by BlackRock using a pricing service in accordance with a valuation policy and/or procedures approved by the Master LLC’s Board of Directors.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s (including each Feeder Fund’s) interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business on the NYSE or the next determination of net asset value of the Portfolio.

     An investor in the Portfolio may withdraw all or a portion of its investment in the Portfolio on any day the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawals will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio generally may not be transferred.

     Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Portfolio.

     The Portfolio reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

     A Feeder Fund may withdraw all or any portion of its investment in the Portfolio on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by a Feeder Fund to the Portfolio. When a request is received in proper form, the Portfolio will redeem a Feeder Fund’s interests at the next determined net asset value. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Portfolio retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Portfolio’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

     The Portfolio will make payment for all interests redeemed within seven days after receipt by the Portfolio of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Portfolio is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of interestholders of the Portfolio. Investments in the Portfolio may not be transferred.

     (b) Fund Reorganizations. Not Applicable.

     (c) Offering Price. Not Applicable.

     (d) Redemptions in Kind. See subsection (a) above in this Item 23.

     (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares. Not Applicable.

Item 24.    Taxation of the Master LLC.

     The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If the Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of the Master LLC as a partnership (or disregarded entity), each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

     The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

     It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

     Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require the Master LLC to “mark to market” certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

     If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master LLC, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to mark to market at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized mark-to-market gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

     The Master LLC may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

     The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

     The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on a September 30 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 25.    Underwriters.

     The exclusive placement agent for the Master LLC is BRIL, an affiliate of BlackRock. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 26.    Calculation of Performance Data.

     Not Applicable.

Item 27.    Financial Statements.

     The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2009 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 28.    Exhibits.

Exhibit Number			Description
1	(a)	—	Declaration of Trust of Registrant.(a)
	(b)	—	Certificate of Trust.(a)
	(c)	—	Amendment to Declaration of Trust.(a)
	(d)	—	Certificate of Amendment of Certificate of Trust.(a)
	(e)	—	Certificate of Conversion Converting Global Financial Services Master Trust to Global Financial Services Master LLC.(h)
	(f)	—	Certificate of Formation of Global Financial Services Master LLC.(h)
	(g)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(h)
2		—	Amended and Restated By-Laws of Registrant.(k)
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4	(a)	—	Form of Investment Advisory Agreement between the Registrant, on behalf of Global Financial Services Portfolio, and BlackRock Advisors, LLC.(f)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited.(k)
	(c)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(f)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	Not applicable.
7		—	Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(d)
8	(a)(1)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)
	(a)(2)	—	Form of Termination, Replacement and Restatement Agreement among the Registrant, a syndicate of banks and certain other parties.(g)
	(a)(3)	—	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement dated as of November 17, 2007.(b)
	(a)(4)	—	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 18, 2009, relating to the Credit Agreement dated as of November 19, 2008.(e)
	(b)	—	Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(c)
	(c)	—	Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC dated June 1, 2007.(i)
	(d)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, Inc.(k)
9		—	Not applicable.
10		—	Not required pursuant to Form N-1A General Instructions Section B(2)(b).
11		—	None.
12		—	Certificate of Holders of Beneficial Interests.(a)
13		—	None.
14		—	None.
15	(a)	—	Code of Ethics of Registrant.(l)
	(b)	—	Code of Ethics of BRIL.(l)
	(c)	—	Code of Ethics of BlackRock Advisors, LLC.(l)
16		—	Power of Attorney.(e)

(a)	Incorporated by reference to an identically numbered exhibit to the Registrant’s initial Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (File No. 811-09633) (the “Registration Statement”), filed on October 18, 1999.
(b)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 22, 2008.
(c)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Growth Fund (formerly Merrill Lynch Focus Twenty Fund, Inc.) (File No. 333-89775), filed on March 20, 2001.
(d)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (formerly Master Large Cap Series Trust) (File No. 811-09739), filed on January 30, 2002.
(e)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875) filed on December 23, 2009.
(f)	Filed on October 4, 2006 as an Exhibit to Amendment No. 8 of the Registration Statement.
(g)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(h)	Filed on January 28, 2008 as an Exhibit to Amendment No. 11 of the Registration Statement.
(i)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 811-2556), filed on April 21, 2008.
(j)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(k)	Filed on January 28, 2009 as an Exhibit to Amendment No. 12 to the Registration Statement.
(l)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-IA of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.

Item 29.    Persons Controlled by or Under Common Control with Registrant.

     The Registrant does not control and is not under common control with any other person.

Item 30.    Indemnification.

     As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

     Article VIII, Section 8.2 provides, among other things, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Director, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

     Section 8.3 Indemnification. The Master LLC shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither interested persons of the Registrant (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Master LLC Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Master LLC to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)  the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)  the Master LLC shall be insured against losses arising by reason of any lawful advances; or

(c)  there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)  a majority of a quorum of Directors who are neither Interested Persons of the Master LLC nor parties to the Proceedings;

or

(ii)  an independent legal counsel in a written opinion.

     Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

     Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Master LLC from any liability to the Master LLC or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Master LLC or any Series against any liability to the Master LLC or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Master LLC or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Master LLC or any Series.

     As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Item 31.    Business and Other Connections of the Manager.

     See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of BlackRock. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by BlackRock or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Financial Services Fund, Inc. (File No. 333-80061).

Item 32.    Principal Underwriters.

(a) BlackRock Investments, LLC. (“BRIL”) acts as the principal underwriter or the placement agent, as applicable, for each of the following open-end registered investment companies including the Registrant:

BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Financial Institutions Series Trust
BlackRock Focus Growth Fund, Inc.
BlackRock Focus Value Fund, Inc
BlackRock Fundamental Growth Fund, Inc.
BlackRock Funds
BlackRock Funds II
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global Emerging Markets Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Global Growth Fund., Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Healthcare Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock International Value Trust
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC
BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Natural Resources Trust
BlackRock Pacific Fund, Inc.
BlackRock Principal Protected Trust
BlackRock Series Fund, Inc.

BlackRock Series, Inc.
BlackRock Short-Term Bond Series, Inc.
BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock World Income Fund, Inc.
CMA Government Securities Fund
CMA Money Fund
CMA Multi-State Municipal Series Trust
CMA Tax-Exempt Fund
CMA Treasury Fund
FDP Series, Inc.
Funds for Institutions Series
Global Financial Services Master LLC
Managed Account Series
Master Bond LLC
Master Focus Growth LLC
Master Government Securities LLC
Master Institutional Money Market LLC
Master Large Cap Series LLC
Master Money LLC
Master Tax-Exempt LLC
Master Treasury LLC
Master Value Opportunities LLC
Quantitative Master Series LLC
Ready Assets Prime Money Fund
Ready Assets U.S.A. Government Money Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust
Short-Term Bond Master LLC
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

BRIL also acts as the principal underwriter or the placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities BlackRock Senior Floating Rate Fund, Inc.	BlackRock Senior Floating Rate Fund II, Inc. Master Senior Floating Rate LLC

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne F. Ackerley	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Managing Director	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Stephen Hart	Associate	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

     (c) Not applicable.

Item 33.    Location of Accounts and Records.

     All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

     (a)  Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809

     (b)  BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to functions as Placement Agent).

     (c)  BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

     (d)  BlackRock International Limited, 40 Torphichen Street, Edinburgh, Scotland, United Kingdom EH3 8JB (records relating to its functions as Sub-Adviser).

     (e) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, NJ 08536 (records relating to its functions as Sub-Adviser).

     (f) PNC Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

     (g) State Street Bank and Trust Company, 600 College Road East, Princeton, New Jersey 08540 (records relating to its function as accounting services provider).

     (h) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its function as custodian).

Item 34.    Management Services.

     Other than as set forth or incorporated by reference in Item 10 of the Registrant’s Part A and Item 17 and Item 19 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.    Undertakings.

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on January 28, 2010.

GLOBAL FINANCIAL SERVICES MASTER LLC
(Registrant)

By:	/s/ Anne F. Ackerley
(Anne F. Ackerley, President and Chief Executive Officer)